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                                  EXHIBIT 12.1

                              AVONDALE INCORPORATED
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                      (AMOUNTS IN MILLIONS, EXCEPT RATIOS)

                                                                           FISCAL YEAR ENDED
                                               -------------------------------------------------------------------------------
                                                2001               2002              2003               2004             2005
                                               ------             ------            -------           -------           ------
Fixed Charges:
 Interest expense                              $ 20.4             $ 17.7            $  18.2           $  16.9           $ 14.9
 Amortization of debt issuance costs              1.0                0.7                0.9               0.9              0.4
                                               ------             ------            -------           -------           ------
  Fixed Charges                                $ 21.4             $ 18.4            $  19.1           $  17.8           $ 15.3
                                               ======             ======            =======           =======           ======

Earnings
 Pretax income (loss) before extraordinary
  item                                         $  1.8             $ (0.4)           $ (12.2)          $ (11.1)          $ (4.3)
Fixed charges                                    21.4               18.4               19.1              17.8             15.3
                                               ------             ------            -------           -------           ------
   Earnings                                    $ 23.2             $ 18.0            $   6.9           $   6.7           $ 11.0
                                               ======             ======            =======           =======           ======

Ratio of Earnings to Fixed Charges                1.1x                --                 --                --               --